UQM TECHNOLOGIES, INC.

STOCK BONUS PLAN

(amended and restated

effective July 28, 2005)

Table of Contents

                    ARTICLE I INTRODUCTION

1.1 Establishment.

1.2 Purposes

1.3 Effective Date; Amendment and Restatement

ARTICLE II DEFINITIONS

2.1 Definitions

2.2 Gender and Number

ARTICLE III PLAN ADMINISTRATION

3.1 General

3.2 Delegation by Committee

3.3 Non-Employee Directors

ARTICLE IV STOCK SUBJECT TO THE PLAN

4.1 Number of Shares

4.2 Other Shares of Stock

4.3 Adjustments for Stock Split, Stock Dividend, Etc.

4.4 Other Distributions and Changes in the Stock

4.5 General Adjustment Rules

4.6 Determination by the Committee, Etc.

ARTICLE V CORPORATE REORGANIZATION; CHANGE IN CONTROL

5.1 Vesting of Awards

5.2 Assumption or Substitution of Awards

5.3 Corporate Transaction

ARTICLE VI PARTICIPATION

ARTICLE VII RESTRICTED STOCK AWARDS

7.1 Grant of Restricted Stock Awards

7.2 Restrictions

7.3 Privileges of a Stockholder, Transferability

7.4 Enforcement of Restrictions

ARTICLE VIII STOCK BONUSES

ARTICLE IX RIGHTS OF PARTICIPANTS

9.1 Service

9.2 Nontransferability of Awards

9.3 No Plan Funding

ARTICLE X GENERAL RESTRICTIONS

10.1 Investment Representations

10.2 Compliance with Securities Laws

10.3 Changes in Accounting Rules

10.4 Tax Laws.

ARTICLE XI OTHER EMPLOYEE BENEFITS

ARTICLE XII PLAN AMENDMENT, MODIFICATION AND TERMINATION

ARTICLE XIII WITHHOLDING

13.1 Withholding Requirement

13.2 Withholding With Stock

ARTICLE XIV REQUIREMENTS OF LAW

14.1 Requirements of Law

14.2 Federal Securities Law Requirements

14.3 Governing Law

ARTICLE XV DURATION OF THE PLAN

UQM TECHNOLOGIES, INC.
STOCK BONUS PLAN

ARTICLE I

INTRODUCTION

1.1  Establishment. UQM Technologies, Inc., formerly known as Unique Mobility, Inc., a Colorado corporation, previously established the Unique Mobility Stock Bonus Plan (the "Plan") for certain employees of the Company (as defined in subsection 0). The Plan permits the grant of restricted stock awards and stock bonuses to employees of the Company and was previously amended and restated to permit grants of restricted stock awards to eligible consultants and non-employee directors.

1.2  Purposes. The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company’s shareholders. The Plan, as amended and restated, is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees, consultants, and directors.

1.3  Effective Date; Amendment and Restatement. The Plan is hereby amended and restated to increase the number of shares eligible for the grant of restricted stock awards and stock bonuses and to provide that awards will vest upon retirement. The amendment and restatement shall become effective upon approval by the stockholders of the Company at the annual meeting on July 28, 2005.

ARTICLE II

DEFINITIONS

2.1  Definitions. The following terms shall have the meanings set forth below:

"Affiliated Corporation" means any corporation or other entity that is affiliated with UQM Technologies, Inc. through stock ownership or otherwise and is designated as an "Affiliated Corporation" by the Board.

"Award" means a Restricted Stock Award or other issuances of Stock hereunder.

"Board" means the Board of Directors of UQM Technologies, Inc.

"Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

"Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. If applicable, the Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Exchange Act. Except as provided in Section 0 and 0, the Committee shall select Participants from Eligible Employees, Eligible Consultants, and Non-Employee Directors of the Company and shall determine the awards to be made pursuant to the Plan and the terms and conditions thereof.

"Company" means UQM Technologies, Inc. and the Affiliated Corporations.

"Disabled" or "Disability" shall have the meaning given to such terms in Section 22(e)(3) of the Code.

"Effective Date" means the date the shareholders of the Company approve the amended and restated Plan at the annual meeting in 2005.

"Eligible Consultants" means those consultants to the Company who are determined, by the Committee, to be individuals whose services are important to the Company and who are eligible to receive Awards under the Plan.

"Eligible Employees" means those employees (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary or division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business. For purposes of the Plan, an employee is any individual who provides services to the Company or any subsidiary or division thereof as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to Section 3401 of the Code. Employee shall not include any individual (A) who provides services to the Company or any subsidiary or division thereof under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor or (B) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to Section 3401 of the Code even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding. Leased employees shall not be treated as employees under this Plan.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

"Fair Market Value" means, as of a given date, (i) the closing price of a Share on the principal stock exchange on which Shares are then trading, if any (or as reported on any composite index that includes such principal exchange) on such date, or if Shares were not traded on such date, then on the next preceding date on which a trade occurred; or (ii) if the Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Stock on such date as reported by Nasdaq or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a Share shall be determined by the Committee acting in good faith.

"Non-Employee Director" means a member of the Company’s Board of Directors who is not an employee.

"Participant" means an Eligible Employee, Eligible Consultant, or Non-Employee Director designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan.

"Restricted Stock Award" means an award of Stock granted to a Participant pursuant to 0 that is subject to certain restrictions imposed in accordance with the provisions of such Section.

"Retirement" means termination of services on or after the Participant’s 65th birthday or pursuant to an early retirement provision in an employment agreement between the Company and the Participant.

"Securities Act" means the Securities Act of 1933, as it may be amended from time to time.

"Share" means one whole share of Stock.

"Stock" means the $0.01 par value common stock of UQM Technologies, Inc.

"Stock Bonus" means either an outright grant of Stock or a grant of Stock subject to and conditioned upon certain employment or performance related goals.

2.2  Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

ARTICLE III
PLAN ADMINISTRATION

3.1  General. The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees and Eligible Consultants, determine the Awards to be made pursuant to the Plan, or shares of Stock to be issued thereunder and the time at which such Awards are to be made, establish the duration and nature of Restricted Stock Award restrictions, establish the terms and conditions applicable to Stock Bonuses, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

3.2  Delegation by Committee. The Committee may, from time to time, delegate, to specified officers of the Company, the power and authority to grant Awards under the Plan to specified groups of Eligible Employees and Eligible Consultants, subject to such restrictions and conditions as the Committee, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee shall determine. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee’s exercise of authority in determining such terms and conditions shall be construed to include the officer or officers to whom the Committee has delegated the power and authority to make such determination. The power and authority to grant Awards to any Eligible Employee or Eligible Consultant who is covered by Section 16(b) of the Exchange Act or who is, or may become, subject to Code section 162(m) shall not be delegated by the Committee.

3.3   Non-Employee Directors. The Board may grant one or more Awards to Non-Employee directors from time to time. In the case of grants to Non-Employee Directors, all references in the Plan to the Committee’s exercise of authority in determining terms and conditions of the Award and otherwise administering the Award shall be construed to include the Board.

ARTICLE IV
STOCK SUBJECT TO THE PLAN

4.1  Number of Shares. The maximum aggregate number of Shares that may be issued under the Plan pursuant to Awards is 554,994 Shares. Notwithstanding anything to the contrary contained herein, no Award granted hereunder shall become void or otherwise be adversely affected solely because of a change in the number of Shares of the Company that are issued and outstanding from time to time, provided that changes to the issued and outstanding Shares may result in adjustments to outstanding Awards in accordance with the provisions of this 0. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by the Company. Such maximum numbers may be increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, stockholder approval is required.

4.2  Other Shares of Stock. Any Shares that are subject to an Award and that are forfeited, and any Shares withheld for the payment of taxes shall automatically become available for use under the Plan.

4.3   Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Awards may be granted under the Plan, (ii) the Shares then included in each outstanding Award granted hereunder, and (iii)  the number of Shares subject to a delegation of authority under Section 0 of this Plan.

4.4  Other Distributions and Changes in the Stock. If

The Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (excluding cash or distributions referred to in Section 0), or

The Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company, or

There shall be any other change (except as described in Section 0) in the number or kind of outstanding Shares or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event described in subsection 0, 0, or 0 above equitably requires an adjustment in the number or kind of Shares subject to an Award or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Award that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this Section 0, pursuant to Section 0 below, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock after such Restricted Stock Award was granted upon the Participant’s becoming a holder of record of the Stock.

4.5   General Adjustment Rules. No adjustment or substitution provided for in this 0 shall require the Company to issue a fractional Share, and the total substitution or adjustment with respect to each Award shall be limited by deleting any fractional Share. Notwithstanding the provisions of this 0, if any Award is covered by Code section 409A, any and all adjustments shall be made in a manner that is consistent with Code section 409A.

4.6  Determination by the Committee, Etc. Adjustments under this 0 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

ARTICLE V
CORPORATE REORGANIZATION; CHANGE IN CONTROL

5.1  Vesting of Awards. Unless the Committee provides otherwise at the time an Award is granted, upon the occurrence of a Corporate Transaction (as defined in Section 5.3), all restrictions with respect to the Awards shall lapse. The Committee may also provide for the assumption or substitution of any or all Awards as described in Section 5.2 and make any other provision for outstanding Awards as the Committee deems appropriate. The Committee need not take the same action with respect to all outstanding Awards.

5.2  Assumption or Substitution of Awards. The Company, or the successor or purchaser, as the case may be, may make adequate provision for the assumption of the outstanding Awards or the substitution of new Awards for the outstanding Awards on terms comparable to the outstanding Awards.

5.3  Corporate Transaction. A Corporate Transaction shall include the following:

Merger; Reorganization: the merger or consolidation of the Company with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of the Company (other than a consolidation, merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or

Sale: the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company) or the sale of more than 50% of the outstanding voting stock of the Company; or

Liquidation: the dissolution or liquidation of the Company; or

Change in Control: A "Change in Control" shall be deemed to have occurred if at any time during any period of two consecutive years (including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

Other Transactions: any other transaction that the Board determines by resolution to be a Corporate Transaction.

ARTICLE VI
PARTICIPATION

Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Eligible Consultants shall be selected from those non-employee consultants to the Company who are performing services important to the operation and growth of the Company. From time to time, the Board may grant Awards to Non-Employee Directors. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

ARTICLE VII
RESTRICTED STOCK AWARDS

7.1  Grant of Restricted Stock Awards. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares of Stock. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee.

7.2  Restrictions. A Participant’s right to retain a Restricted Stock Award granted to him under Section 0 shall be subject to such restrictions, including but not limited to his continuous employment by or performance of services for the Company or service on the Board for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award.

Pro Rata Vesting Upon Death or Disability. In the event of the death or Disability of a Participant, all required periods of service and other restrictions applicable to Restricted Stock Awards then held by him shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment or services completed at the time of termination of services from the grant of each Award to the total number of months of employment or continued services required for such Award to be fully nonforfeitable, and such portion of each such Award shall become fully nonforfeitable. The remaining portion of each such Award shall be forfeited and shall be immediately returned to the Company.

Full Vesting Upon Retirement. In the event of the a Participant’s Retirement, all required periods of service and other restrictions applicable to Restricted Stock Awards then held by him shall lapse, and each such Award shall become fully nonforfeitable.

Forfeiture Upon Other Termination of Services. If a Participant’s employment, consulting services, or Board service terminates for any reason other than death, Disability, or Retirement, any Restricted Stock Awards as to which the period for which services are required or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all shares of Stock related thereto shall be immediately returned to the Company.

7.3   Privileges of a Stockholder, Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this 0 upon his becoming the holder of record of such Stock; provided, however, that the Participant’s right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of Section 0.

7.4  Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 0 and 0 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 0 and 0:

Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

ARTICLE VIII
STOCK BONUSES

The Committee may award Stock Bonuses to such Participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock Bonuses may be either outright grants of Stock, or may be grants of Stock subject to and conditioned upon certain employment or performance related goals.

ARTICLE IX
RIGHTS OF PARTICIPANTS

9.1  Service. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by, or consulting relationship with, or membership on the Board of Directors of, the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at the time.

9.2  Nontransferability of Awards. No right or interest of any Participant in a Restricted Stock Award (prior to the completion of the restriction period applicable thereto) or other Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant’s death, a Participant’s rights and interests in Restricted Stock Awards and other Awards shall, to the extent provided in 0 and 0, be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to the Participant’s legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

9.3  No Plan Funding. Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company, and shall be only general creditors of the Company.

ARTICLE X
GENERAL RESTRICTIONS

10.1  Investment Representations. The Company may require any person to whom a Restricted Stock Award or Stock Bonus is granted, as a condition of receiving such Restricted Stock Award or Stock Bonus to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

10.2  Compliance with Securities Laws. Prior to granting any Awards under the Plan, the Company shall consult with securities counsel to the Company to determine the necessity of registering the Stock subject to the Awards. Each Restricted Stock Award and Stock Bonus grant shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Restricted Stock Award or Stock Bonus grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Restricted Stock Award or Stock Bonus grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

10.3  Changes in Accounting Rules. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Restricted Stock Awards or other Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding Restricted Stock Awards and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.

10.4  Tax Laws. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the tax laws or regulations applicable to any Awards or to any Participants shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the items of income, gain, loss, or deduction of the Company for tax purposes, the Committee shall have the right and power to modify as necessary any then outstanding Awards as to which the applicable services or other restrictions have not been satisfied. In particular, the Committee shall have the right and power to modify any outstanding Awards as necessary to satisfy the requirements of section 409A of the Code. Any Award that is intended to be treated as "performance-based compensation" under section 162(m) of the Code shall be granted, administered and paid in compliance with the requirements of Code section 162(m).

ARTICLE XI
OTHER EMPLOYEE BENEFITS

The amount of any compensation deemed to be received by a Participant as a result of the vesting of any Restricted Stock Award or the receipt of Stock Bonuses shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

ARTICLE XII
PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

No amendment, modification or termination of the Plan shall in any manner adversely affect any Restricted Stock Awards or other Award theretofore granted under the Plan, without the consent of the Participant holding such Restricted Stock Awards or other Awards, except as provided in 0.

ARTICLE XIII
WITHHOLDING

13.1  Withholding Requirement. The Company’s obligations to deliver shares of Stock upon the vesting of any Restricted Stock Award or the grant of a Stock Bonus shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and other tax withholding requirements.

13.2  Withholding With Stock. At the time the Committee grants a Restricted Stock Award or Stock Bonus or at any time thereafter, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing (a) to have the Company withhold from shares otherwise issuable to the Participant, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant; provided however, that the amount of Stock so withheld shall not exceed the minimum amount required to be withheld under the method of withholding that results in the smallest amount of withholding, or (b) to transfer to the Company a number of shares of Stock that were acquired by the Participant more than six months prior to the transfer to the Company and that have a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Committee. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

All elections must be made prior to the Tax Date.

All elections shall be irrevocable.

If the Participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act ("Section 16"), the Participant must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

ARTICLE XIV

REQUIREMENTS OF LAW

14.1  Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

14.2  Federal Securities Law Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the Exchange Act, to qualify the Award for any exception from the provisions of Section 16(b) of the Exchange Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award or other document evidencing or accompanying the Award.

14.3  Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.

ARTICLE XV

DURATION OF THE PLAN

The Plan shall continue until it is terminated by resolution of the Board of Directors. No Restricted Stock Award or Stock Bonus shall be granted, or offer to purchase Stock made, after such termination. Restricted Stock Awards and other Awards outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.

Dated:	August 11 ,	2005
			UQM TECHNOLOGIES, INC.
			a Colorado corporation
			By:	/s/ Donald A. French